UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 10, 2010
FULL HOUSE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32583	13-3391527

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4670 S. Fort Apache Road, Suite 190 Las Vegas, Nevada	89147

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 702-221-7800
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
On September 10, 2010, Full House Resorts, Inc. entered into a definitive agreement with Grand Victoria Casino & Resort, L.P. (the “Agreement”) to acquire all of the operating assets of the Grand Victoria Casino & Resort, located in Rising Sun, Indiana on the Ohio River, for a purchase price of approximately $50 million. The closing will be subject to the completion of financing, licensing, and other customary conditions.
The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement which is attached as Exhibit 2.1 and incorporated herein by reference. A copy of the September 13, 2010 press release announcing the Agreement is attached hereto as Exhibit 99.1.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

2.1
Asset Purchase Agreement by and between Grand Victoria Casino & Resort, L.P. and Full House Resorts, Inc., dated as of September 10, 2010. Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

99.1	Press release issued by Full House Resorts, Inc. on September 13, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.

Date: September 13, 2010	/s/ Barth F. Aaron
Barth F. Aaron
Secretary/General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1
Asset Purchase Agreement by and between Grand Victoria Casino & Resort, L.P. and Full House Resorts, Inc., dated as of September 10, 2010. Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

99.1	Press release issued by Full House Resorts, Inc. on September 13, 2010.

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